Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the previously filed Registration Statements on Form S-8 (Registration File Nos. 2-58660, 33-32880, 33-48803, 33-44804, 33-48807, 33-54349, 33-59603, 33-63389, 333-35741, 333-35739, 333-29627, 333-41828, 333-41830, 333-41832, 333-69774, 333-69776, 333-69778, 333-107195, 333-127637, and 333-146400), Registration Statements on Form S-3 (Registration File Nos. 333-67543, 333-108566, 333-136820 and 333-161797), and in Registration Statements on Form S-4 (Registration File Nos. 33-24124, 333-155571 and 333-163405) of our report dated February 26, 2010, September 1, 2010 as to Notes 1, 2, 3, 5, 6, 7, 11, 13, 14, 17 and 18, relating to the financial statements of Marsh & McLennan Companies, Inc. and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s retrospective adjustment of the financial statements for discontinued operations) appearing in this Current Report on Form 8-K of Marsh & McLennan Companies, Inc. and subsidiaries for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

New York, New York

September 2, 2010